UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JUNE 12, 2002

                        Commission File Number 333-53050

                               TELEON CORPORATION
                            (FORMERLY TEL-ONE, INC.)


     FLORIDA                             4813                     59-3680738
(State of Incorporation)     (Primary Standard Industrial      (I.R.S.Employer
                              Classification Code Number)    Identification No.)

                            5414 WEST CRENSHAW STREET
                              TAMPA, FLORIDA 33634
                 TELEPHONE: (813) 496-1149 - FAX: (813) 243-4203
          (Address and Telephone Number of Principal Executive Offices)


ITEM 5. OTHER EVENTS

NAME CHANGE: On May 1, 2002, our Board of Directors voted to change our name from TEL-ONE, INC. to TELEON CORPORATION. On May 28, 2002, we filed with the Florida Secretary of State an amendment to our Articles of Incorporation
reflecting the name change.   As of Monday, June 17, 2002, Teleon, Inc.,
formerly Tel-One, Inc. will begin trading under the symbol "TLOC" and new CUSIP number 87945U 10 8.

APPOINTMENT OF DIRECTOR: Teleon welcomes Mr. Lee Colvin to its board of directors.

Mr. Colvin brings to the company a significant amount of experience and background in business marketing concepts, management strategies and business planning.

During the past fifteen (15) years, Mr. Colvin has been President and CEO for Sunshine Group Company based in Tampa, Florida. The $55 million dollar Sunshine Group Company works with, and develops marketing programs for Home Depot, Inc. (NYSE: HD) headquartered in Atlanta, Georgia. The Sunshine Group consults with high-end plumbing and hardware manufacturers for the purpose of increasing their market share.

Mr. Colvin has been a Vice President of Purolator Corporation, a Fortune 500 company with business in consumer products and courier services. Also, he has developed and sold twelve other businesses in the past twenty-eight (28) years.

Teleon believes the addition of Mr. Colvin to its board of directors will add value and leadership for the firm's operations and future business strategies.

Teleon welcomes Mr. Lee Colvin to its board of directors.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements

          None

     (b)  Pro forma financial information

          None

     (c)  Exhibits

          Exhibit 3.1

                                INDEX TO EXHIBITS

Exhibit 3.1 Articles of Amendment, filed with the State of Florida Secretary of State.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TELEON INC. (FORMERLY TEL-ONE, INC.)



DATE:  JUNE 12, 2002            BY: /S/  W. KRIS BROWN
                                    ------------------
                                         W. KRIS BROWN
                                         DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE
                                         OFFICER


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